Questions 22 and 23
-------------------
Addendum to Questions 22 and 23 on Form N-SAR


22. Registrants portfolio transactions with entities acting as principals:

List the 10 entities acting as principals with whom Registrant did the largest amount of portfolio transactions (include all short-term obligations, and U.S. Govt. & tax-free securities) in both the secondary market & in underwritten offerings set forth in order of size based upon total value of principal transactions during the current reporting period: (FOR SERIES COMPANIES, ITEMS 22 AND 23 MUST BE ANSWERED IN TOTAL FOR ALL SERIES)

                                                           Registrant
                                            IRS Number      Purchases
Name of Entity                                           (000s omitted)
TORONTO DOMINION BANK                       13-5640479       90,192,261
WELLS FARGO BANK                            41-0449260       71,421,603
CITIGROUP, INC.                             52-1568099       60,176,770
BNP PARIBAS SECURITIES CORP.                13-3235334       62,260,671
BANK OF AMERICA SECURITIES LLC              56-2058405       41,970,659
JPMORGAN CHASE & CO.                        13-3224016       19,127,696
CREDIT SUISSE FIRST BOSTON CORP.            13-5659485       11,717,571
DEUTSCHE BANK SECURITIES, INC.              13-2730328        9,977,824
BARCLAYS CAPITAL INC.                       05-0346412        8,651,619
MORGAN STANLEY CO INCORPORATED              13-2665598        7,828,301






                                                             Sales by
                                            IRS Number      Registrant
Name of Entity                                           (000s omitted)
TORONTO DOMINION BANK                       13-5640479                0
WELLS FARGO BANK                            41-0449260          978,127
CITIGROUP, INC.                             52-1568099        7,172,175
BNP PARIBAS SECURITIES CORP.                13-3235334          921,174
BANK OF AMERICA SECURITIES LLC              56-2058405        4,978,262
JPMORGAN CHASE & CO.                        13-3224016       13,842,039
CREDIT SUISSE FIRST BOSTON CORP.            13-5659485        9,202,845
DEUTSCHE BANK SECURITIES, INC.              13-2730328        6,957,632
BARCLAYS CAPITAL INC.                       05-0346412        5,415,698
MORGAN STANLEY CO INCORPORATED              13-2665598        5,610,927




23. Aggregate principal purchase/sale transactions of Registrant during current reporting period. (000s omitted) C. Total Purchases:
    411,496,164 D. Total Sales: 76,401,086

                               SCREEN NUMBER : 12